Exhibit 99.1

                VCA Antech, Inc. Reports Second Quarter Results


    LOS ANGELES--(BUSINESS WIRE)--July 26, 2005--VCA Antech, Inc.
(NASDAQ:WOOF):

    -- Second quarter reported diluted earnings per common share was $0.13, which includes a $0.14 charge for debt retirement costs.

    -- Second quarter adjusted diluted earnings per common share increased 22.7% to $0.27.

    --  Second quarter reported revenue increased 21.6% to a record
        $206.6 million.

    Our company, VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States, today reported financial results for our second quarter ended June 30, 2005 as follows: revenue increased 21.6% to a record $206.6 million; operating income increased 18.7% to $45.4 million; reported net income was $11.3 million; and reported diluted earnings per common share was $0.13.
    Reported net income and reported diluted earnings per common share for the quarter ended June 30, 2005 included an after-tax charge of $11.5 million, or $0.14 per diluted common share, for debt retirement costs related to both the refinancing of our senior term notes and the purchase of our 9.875% senior subordinated notes. Reported net income and reported diluted earnings per common share for the quarter ended June 30, 2004 included an after-tax charge of $478,000 for debt retirement costs. Excluding these items from the quarters ended June 30, 2005 and 2004, adjusted net income increased 22.2% to $22.8 million and adjusted diluted earnings per common share increased 22.7% to $0.27.
    We also reported our financial results for the six months ended June 30, 2005 as follows: revenue increased 25.2% to a record $393.4 million; operating income increased 18.5% to $81.8 million; reported net income was $28.5 million; and reported diluted earnings per common share was $0.34.
    Reported net income and reported diluted earnings per common share for the six months ended June 30, 2005 included an after-tax charge of $11.5 million, or $0.14 per diluted common share, for debt retirement costs, as discussed above. Reported net income and reported diluted earnings per common share for the six months ended June 30, 2004 included an after-tax credit for certain significant items of $646,000. Excluding these items from the six months ended June 30, 2005 and 2004, adjusted net income increased 24.1% to $40.0 million and adjusted diluted earnings per common share increased 23.1% to $0.48.
    Bob Antin, Chairman and CEO, stated, "We had another excellent and productive quarter marked by continued growth in our core businesses with revenue increasing 21.6% to a second quarter record of $206.6 million and adjusted diluted earnings per common share increasing 22.7% to $0.27.
    "In addition, we successfully refinanced our senior credit facility, lowering the interest rate on our senior term notes by 25 basis points to LIBOR plus 150 basis points. As part of that refinancing, we borrowed additional funds used to purchase all of our 9.875% senior subordinated notes in May 2005 and to acquire Pet's Choice, Inc. on July 1, 2005. We are very excited about the Pet's Choice merger and the opportunity to expand our presence in Texas, Arizona and Washington. Pet's Choice operates 46 animal hospitals in five states with annual revenue for the fiscal year ended March 27, 2005 of $69.4 million.
    "Our laboratory internal revenue growth for the second quarter of 2005 was 12.2%, generating a 14.2% increase in laboratory gross profit and an increase in laboratory gross profit margins to 47.0% compared to 46.1% in the comparable prior year quarter. Our laboratory operating margins increased to 41.2% compared to 40.0% in the second quarter of 2004.
    "Our consolidated animal hospital revenue for the second quarter of 2005 grew 21.9%, generating a 22.2% increase in animal hospital gross profit and an increase in animal hospital gross profit margins to 21.5% compared to 21.4% in the comparable prior year quarter. Our animal hospital same-store revenue growth for the second quarter of 2005 was 6.4% and our same-store gross profit margins increased to 22.2% compared to 21.8% in the comparable prior year quarter. Our consolidated animal hospital operating margins increased to 19.0% compared to 18.9% in the second quarter of 2004."

    Non-GAAP Financial Measures

    We believe investors' understanding of our total performance is enhanced by disclosing adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share. We define adjusted net income, adjusted operating income, adjusted operating margin and adjusted diluted earnings per common share as the reported items, adjusted to exclude certain significant items. For the periods presented in this press release, the only significant item that was excluded from adjusted operating income and adjusted operating margin was a litigation settlement reimbursement recognized during the first quarter of 2004 as a result of the Company settling a claim with its insurance company. The only significant items excluded from adjusted net income were the litigation settlement reimbursement recognized during the first quarter of 2004, debt retirement costs incurred during the second quarter of 2004, and debt retirement costs related to both the refinancing of our senior term notes and the purchase of our 9.875% senior subordinated notes incurred during the second quarter of 2005. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.
    Management uses adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share because they exclude the effect of the litigation settlement reimbursement and debt retirement costs and related expenses that we believe are not representative of our core operations for the period presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends.
    There is a material limitation associated with the use of these non-GAAP financial measures: adjusted operating income and adjusted operating margin exclude the impact of significant items (in this case, the litigation settlement reimbursement) on current performance; and adjusted net income excludes the impact of significant items (in this case, the litigation settlement reimbursement and debt retirement costs and related expenses) on current performance; and adjusted diluted earnings per common share does not depict the amount accrued directly to each stockholder's benefit.
    To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

    Conference Call

    We will discuss our company's second quarter 2005 financial results during a conference call today, July 26, 2005 at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call via telephone by dialing (800) 289-0496. Interested parties should call at least 10 minutes prior to the start of the call to register.

    Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statement regarding continued growth in our core businesses and our expectations regarding our acquisition of Pet's Choice. Among the important factors that could cause actual results to differ are: a material adverse change in the financial condition or operations of VCA Antech, Inc. or Pet's Choice; the ability to successfully integrate the two companies and achieve expected operating synergies following the merger; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of competition; any impairment in the carrying value of our goodwill; the effects of our recent acquisitions and our ability to effectively manage our growth; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our periodic reports filed with the SEC, including our Report on Form 10-K for the year ended December 31, 2004 and our periodic Report on Form 10-Q for the quarter ended March 31, 2005, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.
    We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply ultrasound and digital radiography equipment to the veterinary industry.


                           VCA Antech, Inc.
                Consolidated Statements of Operations
      For the Three and Six Months Ended June 30, 2005 and 2004
         (Unaudited - In Thousands, Except Per Share Amounts)

                                   Three Months        Six Months
                                  Ended June 30,     Ended June 30,
                                 ----------------- -------------------
                                  2005     2004      2005      2004
                                 -------- -------- --------- ---------

Revenue:
  Laboratory                     $58,277  $51,951  $111,716  $101,133
  Animal hospital                147,959  121,384   281,313   219,340
  Medical technology               5,358        -     9,842         -
  Intercompany                    (5,010)  (3,388)   (9,424)   (6,176)
                                 -------- -------- --------- ---------
                                 206,584  169,947   393,447   314,297
                                 -------- -------- --------- ---------

Direct costs                     145,849  119,943   282,185   224,733

Gross profit:
  Laboratory                      27,378   23,968    51,247    45,435
  Animal hospital                 31,817   26,036    57,552    44,129
  Medical technology               1,658        -     2,697         -
  Intercompany                      (118)       -      (234)        -
                                 -------- -------- --------- ---------
                                  60,735   50,004   111,262    89,564
                                 -------- -------- --------- ---------

Selling, general and
 administrative:
  Laboratory                       3,346    3,190     6,711     6,363
  Animal hospital                  3,807    3,056     7,510     5,804
  Medical technology               1,922        -     3,489         -
  Corporate                        6,342    5,519    11,839     8,299
                                 -------- -------- --------- ---------
                                  15,417   11,765    29,549    20,466
                                 -------- -------- --------- ---------

Loss (gain) on sale of assets        (78)       4       (88)       66
                                 -------- -------- --------- ---------

Operating income                  45,396   38,235    81,801    69,032

Interest expense, net              6,081    6,098    12,748    12,083
Other (income) expense                67     (287)      131      (176)
Minority interest expense            846      755     1,531     1,171
Debt retirement costs             19,282      810    19,282       810
                                 -------- -------- --------- ---------
Income before provision for
 income taxes                     19,120   30,859    48,109    55,144
Provision for income taxes         7,858   12,692    19,601    22,233
                                 -------- -------- --------- ---------
Net income                       $11,262  $18,167   $28,508   $32,911
                                 ======== ======== ========= =========

Diluted earnings per common
 share (a)                         $0.13    $0.22     $0.34     $0.40
                                 ======== ======== ========= =========
Shares used for computing
 diluted earnings per common
 share (a)                        83,874   83,382    83,709    83,218
                                 ======== ======== ========= =========


                           VCA Antech, Inc.
                     Supplemental Operating Data
      For the Three and Six Months Ended June 30, 2005 and 2004
         (Unaudited - In Thousands, Except Per Share Amounts)

                                    Three Months         Six Months
Table #1                           Ended June 30,      Ended June 30,
                               ------------------- -------------------
Reconciliation of net income      2005      2004      2005      2004
 to adjusted net income        --------- --------- --------- ---------

Net income                      $11,262   $18,167   $28,508   $32,911
Certain significant items:
  Debt retirement costs          19,282       810    19,282       810
  Litigation settlement
   reimbursement                      -         -         -    (1,124)
  Related income tax benefit     (7,765)     (332)   (7,765)     (332)
                               --------- --------- --------- ---------
                                 11,517       478    11,517      (646)
                               --------- --------- --------- ---------
Adjusted net income             $22,779   $18,645   $40,025   $32,265
                               ========= ========= ========= =========

Table #2

Reconciliation of diluted
 earnings per common share to
 adjusted diluted earnings per
 common share (a)

Diluted earnings per common
 share                            $0.13     $0.22     $0.34     $0.40
Certain significant items as
 detailed in Table #1, net of
 income tax benefit                0.14         -      0.14     (0.01)
                               --------- --------- --------- ---------
Adjusted diluted earnings per
 common share                     $0.27     $0.22     $0.48     $0.39
                               ========= ========= ========= =========
Shares used for computing
 adjusted diluted earnings per
 common share                    83,874    83,382    83,709    83,218
                               ========= ========= ========= =========

Table #3

Reconciliation of operating
 income to adjusted operating
 income and operating margin
 to adjusted operating margin

Revenue                        $206,584  $169,947  $393,447  $314,297
                               ========= ========= ========= =========

Operating income                $45,396   $38,235   $81,801   $69,032
Operating margin                   22.0%     22.5%     20.8%     22.0%
Certain significant items:
  Litigation settlement
   reimbursement                      -         -         -    (1,124)
                               --------- --------- --------- ---------
Adjusted operating income       $45,396   $38,235   $81,801   $67,908
                               ========= ========= ========= =========
Adjusted operating margin          22.0%     22.5%     20.8%     21.6%


                                         Three Months     Six Months
Table #4                                Ended June 30,  Ended June 30,
                                       --------------- ---------------
Depreciation and amortization            2005    2004    2005    2004
                                       ------- ------- ------- -------

Depreciation and amortization included
 in direct costs:
  Laboratory                             $863    $897  $1,750  $1,718
  Animal hospital                       2,888   2,536   5,614  $4,937
  Medical technology                      278       -     556       -
  Intercompany                            (16)      -     (16)      -
                                       ------- ------- ------- -------
                                        4,013   3,433   7,904   6,655
Depreciation and amortization included
 in selling, general and
 administrative expense:                  430     386     881     780
                                       ------- ------- ------- -------
   Total depreciation and amortization $4,443  $3,819  $8,785  $7,435
                                       ======= ======= ======= =======


              As of June 30, 2005 and December 31, 2004
                      (Unaudited - In Thousands)

Table #5                                    June 30,     December 31,
                                              2005          2004
Selected consolidated balance sheet data  ------------- --------------

Cash                                          $115,515        $30,964
Accounts receivable, net                       $33,268        $28,936
Stockholders' equity                          $263,855       $232,759
Total assets                                  $859,104       $742,100

Debt:
Revolving credit facility                           $-             $-
Senior term B notes                            473,813              -
Senior term F notes                                  -        223,313
9.875% senior subordinated notes                     -        170,000
Other debt                                       2,751          3,576
                                          ------------- --------------
Total debt                                    $476,564       $396,889
                                          ============= ==============


                           VCA Antech, Inc.
               Supplemental Operating Data - Continued
            For the Six Months Ended June 30, 2005 and 2004
                      (Unaudited - In Thousands)

                                               For the Six Months
Table #6                                         Ended June 30,
                                             -------------------------
Selected cash flow and expense data              2005         2004
                                             ------------ ------------

Net cash provided by operating activities      $54,425      $42,315
Rent expense                                   $12,389       $9,397
Capital expenditures                           $14,681       $9,027



    Notes to Press Release

    (a) Diluted shares outstanding and earnings per share information presented in this release have been adjusted to reflect the 2-for-1 stock split effected in the form of a 100% stock dividend on August 25, 2004.


    CONTACT: VCA Antech, Inc.
             Tomas Fuller, 310-571-6505